Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FortuneX Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated April 14, 2026 (except for Notes 5 and 9 dated May 7, 2026, and Note 1 dated May 18, 2026), relating to the financial statements of FortuneX Acquisition Corporation, included in the Amendment No. 4 to the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

May 18, 2026